MILACRON INC.

NOTICE OF AWARD OF DEFERRED SHARES FOR DIRECTORS

(under the Milacron Inc. 2004 Long-Term Incentive Plan)

THIS NOTICE OF AWARD (“Notice of Award”) is made as of February 14, 2005 (the “Date of Grant”) by and between Milacron Inc., a Delaware corporation (the “Company”) and      (the “Director”).

WITNESSETH:

WHEREAS, the Company desires to grant to the Director a contingent right to receive shares of Common Stock, as hereinafter provided, to carry out the purposes of the Milacron Inc. 2004 Long-Term Incentive Plan (the “Plan”).

NOW, THEREFORE, subject to and upon the terms, conditions and restrictions set forth in the Plan and the Deferred Shares Agreement attached as Exhibit A and incorporated herein (the “Agreement”), and for other good and valuable consideration, the Company hereby grants to the Director as of the Date of Grant      Deferred Shares. Each Deferred Share shall represent the contingent right to receive one share of Common Stock.

IN WITNESS WHEREOF, the Company has caused this Notice of Award to be executed on its behalf by its duly authorized officer and the Director has also executed this Notice of Award in duplicate, as of the day and year first above written.

MILACRON INC.

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Notice of Award and related Agreement and accepts the award on the terms and conditions set forth herein, in the Agreement and in the Plan.

Director

Date:

EXHIBIT A

MILACRON INC.

DEFERRED SHARES AGREEMENT

1. Vesting of Deferred Shares. The Deferred Shares shall vest in full if the Director has continuously served on the Board during the period beginning on the Date of Grant and ending on the earliest to occur of the following dates (the “Vesting Date”): (i) the third anniversary of the Date of Grant; (ii) the date of the Director’s death; (iii) the date of the Director’s disability (as determined in good faith by the Board); (iv) the date that the Director voluntarily terminates service with the Board after having served at least six full years with the Board as a non-employee Director or after having reached mandatory retirement age as defined under the Board’s retirement policy for non-employee Directors as of such date; or (v) subject to the approval of the Board, the date that the Director voluntarily terminates service with the Board.

2. Forfeiture of Deferred Shares. The Deferred Shares shall be forfeited if the Director ceases to continuously serve on the Board prior to the Vesting Date.

3. Settlement of Deferred Shares. To the extent the Deferred Shares have vested in accordance with Section 1 hereof, and subject to the terms and conditions of this Agreement, the shares of Common Stock underlying the Deferred Shares shall be delivered to the Director within 20 days following the date on which the Director ceases to be a member of the Board. Notwithstanding anything in this Section 3 to the contrary, (a) the date on which a Director ceases to be a member of the Board shall be deemed to have not occurred for purposes of this Agreement unless such cessation constitutes a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and any regulations or other guidance issued thereunder, and (b) if the Director is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any regulations or other guidance issued thereunder, the Company shall not deliver the shares of Common Stock earlier than the date which is 6 months after the date of such Director’s separation from service (or, if earlier, the date of death of the Director).

4. Transferability. The Deferred Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Director; provided, however, that the Director’s rights with respect to such Deferred Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Deferred Shares.

5. Dividend, Voting and Other Rights. The Director shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the shares of Common Stock underlying the Deferred Shares until such shares have been delivered to the Director in accordance with Section 3 hereof.

6. No Service Contract. Nothing contained in this Agreement shall confer upon the Director any right with respect to continuance of service on the Board, nor limit or affect in any manner the right of the Company or its stockholders to terminate the service or adjust the compensation of the Director.

7. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with the delivery of the shares of Common Stock as provided herein, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of the shares that the Director shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

8. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange in connection with this Agreement; provided, however notwithstanding any other provision of this Agreement, the shares of Common Stock underlying the Deferred Shares shall not be delivered to the Director if the delivery thereof would result in a violation of any such law or listing requirement. Notwithstanding anything contained herein to the contrary, this Agreement shall be construed, administered, and governed in a manner that is consistent with, and that satisfies the requirements of, Section 409A of the Code and any regulations or other guidance issued thereunder, so that taxation of the Director is deferred under this Agreement until delivery of the shares of Common Stock as provided hereunder. Any provision herein or in the Plan that would cause this Agreement to fail to satisfy the requirements of Section 409A of the Code and any regulations or other guidance issued thereunder shall have no force and effect until amended to comply with such requirements (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of the Director).

9. Amendments. Subject to the terms of the Plan, the Board may modify the Notice of Award and this Agreement upon written notice to the Director. Any amendment to the Plan shall be deemed to be an amendment to the Notice of Award and this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, and subject to Section 8 hereof, no amendment of the Plan, the Notice of Award or this Agreement shall adversely affect the rights of the Director under the Notice of Award and this Agreement without the Director’s consent; provided, however, the Board may modify the Plan, Notice of Award and this Agreement without the consent of the Director to extent such amendment is necessary to comply with Section 409A of the Code.

10. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

11. Relation to Plan. This Agreement and related Notice of Award are subject to the terms and conditions of the Plan. This Agreement, the Notice of Award and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement, the Notice of Award and the Plan, the Plan shall govern. Capitalized terms used in this Agreement and related Notice of Award without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Deferred Shares.

12. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Director, and the successors and assigns of the Company.

13. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

14. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Director shall be addressed to the Director at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

15. Unsecured Creditor. The Director acknowledges that no assets of the Company shall be segregated for the purpose of delivering shares of Common Stock under this Agreement or shall be held (or deemed to be held) in trust for the benefit of the Director. It is the intention of the Director and the Company that all payment obligations under this Agreement shall constitute at all times general unsecured obligations of the Company.

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